Exhibit 99.2

Lion Biotechnologies Prices
Public Offering of Common Stock

LOS ANGELES, CA (February 26, 2015) – Lion Biotechnologies, Inc. (LBIO), a biotechnology company that is developing novel cancer immunotherapies based on tumor infiltrating lymphocytes (TIL), today announced the pricing of an underwritten public offering of 8,000,000 shares of its common stock at a public offering price of $8.00 per share.  The gross proceeds from this offering to Lion are expected to be $64.0 million, before deducting underwriting discounts and commissions and offering expenses payable by Lion.  All of the shares in the offering are being sold by Lion.  Lion has granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of common stock at the public offering price.  The offering is expected to close on or about March 3, 2015, subject to satisfaction of customary closing conditions.

Lion intends to use the net proceeds of the offering for the development of its product candidates, including its planned Phase 2 clinical trial for metastatic melanoma, and for other general corporate and working capital purposes.

Jefferies LLC, Cowen and Company, LLC and Piper Jaffray & Co. are acting as the joint book-running managers of the offering, and Roth Capital Partners, LLC is acting as co-manager.

Lion is offering the shares described above pursuant to a shelf registration statement on Form S-3 that was previously filed by Lion with the Securities and Exchange Commission (SEC) and that was declared effective on December 10, 2014, and a related automatically effective registration statement filed pursuant to Rule 462(b) the Securities Act of 1933.  The securities may be offered only by means of a prospectus.  A preliminary prospectus supplement, including the accompanying prospectus, relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov.  Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from Jefferies LLC, Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by phone at 877-547-6340, or by email at  Prospectus_Department@Jefferies.com; from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, or by calling (631) 274-2806; or from Piper Jaffray & Co. by mail at 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by e-mail at prospectus@pjc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Lion Biotechnologies, Inc., nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lion Biotechnologies

Lion Biotechnologies, Inc. is engaged in the development of T-cells and engineered T-cells for the treatment of various cancers.  The company’s lead product candidate is a ready-to-infuse autologous T-cell therapy utilizing tumor-infiltrating lymphocytes (TIL) for the treatment of patients with Stage 4 metastatic melanoma, and is based on a clinical Cooperative Research and Development Agreement with the National Cancer Institute. TIL therapy is also being evaluated in physician-sponsored clinical trials at MD Anderson Cancer Center and the H. Lee Moffitt Cancer Center & Research Institute. For more information, please visit http://www.lionbio.com.

Forward Looking Statements

This press release contains certain forward-looking statements, including statements regarding Lion's expectations on the completion and timing of the offering and the anticipated use of proceeds therefrom.  These statements are subject to a number of risks and uncertainties which may cause our actual results or outcomes to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include market risks and uncertainties and risks and uncertainties relating to  the satisfaction of customary closing conditions for an underwritten offering of securities, as well as the risks and uncertainties described in the company's most recent Annual Report on Form 10-K and its other filings with the SEC.  Except as required by law, Lion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations
The Trout Group
Tricia Truehart
646-378-2953
ttruehart@troutgroup.com